 EXHIBIT 5.1

                August 10, 2007

Thomas Weisel Partners Group, Inc.,
      One Montgomery Street,
           San Francisco, California 94104.

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,150,000 shares (the “Shares”) of common stock, par value $0.01 per share, of Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, when the registration statement relating to the Shares (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Shares have been duly established in conformity with the Company’s certificate of incorporation and the Thomas Weisel Partners Group, Inc. Equity Incentive Plan, as amended and restated (the “Plan”), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Shares have been duly issued as contemplated by the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     Very truly yours,

    /s/ Sullivan & Cromwell LLP